UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2017

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.          Other Events.

On December 20, 2017, Strata Skin Sciences, Inc., a Delaware corporation (the "Company"), announced that Ms. LuAnn Via had been unanimously appointed as its Chairperson of its Board of Directors.  Ms. Via is a current Board member and Chair of the Company's Compensation Committee.  The Board made the appointment after Jeffrey O'Donnell, Sr. informed the Board that, because of the growing needs of his other commitments, he could no longer devote the time and energy as required by the position of Chairman.  Mr. O'Donnell will remain a member of the Company's Board of Directors.

Mr. O'Donnell's consulting agreement with the Company will terminate at the end of its current term on December 31, 2017.

On December 20, 2017, the Company issued a press release announcing the appointment of Ms. Via as Chairperson.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.          Financial Statements and Exhibits.

The following press release is furnished as an exhibit to this Current Report on Form 8-K pursuant to Item 2.02 and shall not be deemed to be "filed":

Exhibit Number	Description

99.1	Press Release by the Company, dated December 20, 2017.

Exhibit Index

Exhibit Number	Description

99.1	Press Release by the Company, dated December 20, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.
By:	/s/ Frank McCaney
Frank McCaney
President and Chief Executive Officer

Date:  December 20, 2017